Exhibit 10.1

AMENDMENT TO ADVISORY AGREEMENT

This amendment (this “Amendment”) is made as of June 15, 2016 by and among NexPoint Residential Trust, Inc., a Maryland corporation (the “Company”), NexPoint Residential Trust Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and NexPoint Real Estate Advisors, L.P., a Delaware limited partnership (the “Advisor”) and amends the Advisory Agreement, dated as of March 16, 2015, by and among the Company, the Operating Partnership and the Advisor (the “Agreement”).

WHEREAS, the Company, the Operating Partnership and the Advisor desire to amend the Agreement to remove the requirement that any future amendment of the Agreement comply with Section 15 of the Investment Company Act of 1940 (the “1940 Act”);

WHEREAS, this Amendment has been approved by the Board of Directors of the Company, including a majority of directors who would not be “interested persons” (as defined in the 1940 Act) with respect to the Company; and

WHEREAS, this Amendment has been approved by “a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENT

Section 1.1 Amendment to Definition of Independent Director. Section 1 of the Agreement is hereby amended by deleting the phrase “would not be an “interested person” (as defined in the 1940 Act) of the Company” from the definition of “Independent Director” and replacing it with the phrase “qualifies as an “independent director” under the NYSE rules”.

Section 1.2 Amendment to Definition of Operating Expenses. Section 1 of the Agreement is hereby amended by deleting the second sentence in the definition of “Operating Expenses” in its entirety and replacing it with the following sentence: “Operating Expenses also include compensation expenses under the NexPoint Residential Trust 2016 Long Term Incentive Plan and the Company’s pro rata share of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of the Advisor required for the Company’s operations.”

Section 1.3 Amendment to Section 8. The first sentence of Section 8 of the Agreement is hereby amended by deleting the phrase “except to the extent the Company and the Advisor have undertaken in this Agreement and the Articles of Incorporation to comply with Section 15 of the 1940 Act in connection with the entry into, continuation of, or amendment of this Agreement or any advisory agreement”.

Section 1.4 Amendment to Section 13(a). Section 13(a) of the Agreement is hereby amended by deleting the third sentence thereof in its entirety and replacing it with the following sentence: “Subsequent to such initial period of effectiveness, this Agreement shall continue in full force and effect, subject to paragraph 13(c), so long as such continuance is approved at least annually by either (a) the Company’s Board of Directors or (b) a vote of the Company’s stockholders.”

Section 1.5 Amendment to Section 13(b). Section 13(b) of the Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following sentence: “Any amendment of this Agreement shall be approved by either (a) the Company’s Board of Directors or (b) a vote of the Company’s stockholders.”

Section 1.6 Amendment to Section 13(c). Section 13(c) of the Agreement is hereby amended by deleting the phrase “a “vote of a majority of the outstanding voting securities” (as defined in the 1940 Act) of the Company” and replacing it with the phrase “a vote of the Company’s stockholders”.

ARTICLE II

GENERAL PROVISIONS

Section 2.1 Effect of Amendment. This Amendment shall be effective as of the date first written above. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement or any Exhibit or Schedule thereto to “this Agreement”, “the Agreement”, “hereof”, “herein” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment. Except as amended hereby, the Agreement will continue in full force and effect and shall be otherwise unaffected hereby.

Section 2.2 Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

Section 2.3 Headings. The titles of Sections and Subsections contained in this Amendment are for convenience only, and they neither form a part of this Amendment nor are they to be used in the construction or interpretation hereof.

Section 2.4 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law thereof.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above.

NEXPOINT RESIDENTIAL TRUST, INC.

By:	/s/ Brian Mitts
Name: Brian Mitts
	Title:	Chief Financial Officer, Executive VP- Finance and Treasurer

NEXPOINT RESIDENTIAL TRUST OPERATING PARTNERSHIP, L.P. By: NexPoint Residential Trust Operating Partnership GP, LLC., its general partner By: NexPoint Residential Trust, Inc., its sole member

By:	/s/ Brian Mitts

Name: Brian Mitts
Title:	Chief Financial Officer, Executive VP- Finance and Treasurer

NEXPOINT REAL ESTATE ADVISORS, L.P.

By:	/s/ Brian Mitts
	Name:	Brian Mitts
Title: Chief Financial Officer and Executive VP-Finance

[Signature Page to Advisory Agreement Amendment]